Exhibit 21.1

Subsidiaries of the Registrant

Independence American Holdings Corp. (DE)
Independence American Insurance Company (DE)
IndependenceCare Holdings LLC (DE)
IndependenceCare Underwriting Services - Minneapolis, LLC (MN)
IndependenceCare Underwriting Administrators, LLC (MN)
IndependenceCare Underwriting Services - Tennessee, LLC (TN)
IndependenceCare Underwriting Services, LLC - Southwest (TX)
Risk Assessment Strategies, Inc. (DE)
IndependenceCare Management Corp. (DE)
Voorhees Risk Management LLC